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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JULY 26, 2006
                Date of report (Date of earliest event reported)

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                             BIOLIFE SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                      0-18170                 94-3076866
       (State or Other             (Commission File No.)       (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)


                     171 FRONT STREET, OWEGO, NEW YORK 13827
          (Address of principal executive offices, including zip code)

                                 (607) 687-4487
              (Registrant's telephone number, including area code)

                      ------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         (b) On July 26, 2006, John G. Baust, who served until such date as President and Chief Executive Officer of the Company relinquished such position to become Chairman of the Board of Directors and Chief Scientific Officer of the Company and to focus on product development.

         (c) (1) On July 26, 2006, Michael Rice was named as President and Chief Executive Officer of the Company, effective as of August 7, 2006.

                  (2)(A) From October 2004 to August 2006, Mr. Rice served as Sr. Business Development Manager for the Medical & Wireless Products Group at AMI Semiconductor, Inc. (NASDAQ: AMIS). Prior thereto, from October 2000 to October 2004 he served as Director of Marketing & Business Development, Western Region Sales Manager, and Director, Commercial Sales at Cardiac Science, Inc. (NASDAQ: CSCX), from May 1998 to October 2000 as Vice President, Sales and Marketing at TEGRIS Corporation, and from May 1986 to May 1998 in several sales and marketing roles at PhysioControl Corporation.

                     (B) There are no family relationships between Mr. Rice and any of the directors or executive officers of the Company.

                     (C) There have been no transactions during the past two (2) years between Mr. Rice (or any member of his immediate family) and the Company.

                  (3) Mr. Rice has entered into an employment agreement with the Company, commencing August 7, 2006, pursuant to which (A) he is employed by the Company for an initial term of one (1) year, which term shall automatically renew for successive one (1) year periods in the event either party does not send the other a "termination notice" not less than ninety (90) days prior to the expiration of the initial term, or any subsequent term, (B) he will receive a base salary of $200,000, with such increases as may be determined from time to time by the Board of Directors, and will be eligible for quarterly bonus payments equal to $25,000 per calendar quarter based on certain key objectives which will be determined by the Board, (C) he will be granted options to purchase 1,500,000 shares of the Company's Common Stock, which options will be exercisable at the fair market value of the Company's Common Stock on the date of grant and will vest over a period of three (3) years, and (D) in the event his employment is terminated by the Company Without Cause or by Mr. Rice for Good Reason, he will be entitled to continued payment of his base salary for one
(1) year after the date of termination, or, if termination by him for Good Reason is on account of a "Change in Control," eighteen (18) months after the effective date of the "Change in Control" event.

         (d) (1) Pursuant to his employment agreement, upon joining the Company on August 7, 2006, Mr. Rice will be nominated and elected as a director of the Company.

                  (2) Other than the covenant in his employment agreement to nominate and elect him as a director of the Company, there was no arrangement or understanding between Mr. Rice and any other person, pursuant to which Mr. Rice is to be elected as a director.

                  (3) Mr. Rice will not serve on any committee as the Board does not have any committees.


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                  (4) There have been no transactions during the past two (2)
years between Mr. Rice (or any member of his immediate family) and the Company.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         (1) See Item 5.02(b) above. On July 26, 2006, Dr. Baust entered into a new employment agreement with the Company, pursuant to which (A) he is employed by the Company for an initial term of one (1) year, which term shall automatically renew for additional one (1) year periods, unless not less than 90 days prior to the commencement of any such one (1) year period the Company notifies Dr. Baust, in writing, that the term of the agreement shall not be extended, (B) he will receive a base salary of $20,000 per month through January 26, 2007, and thereafter $10,000 per month, and shall be entitled to annual bonuses of up to 50% of his base salary based upon the achievement of specific milestones to be accomplished by the Company for the ensuing year, (C) in the event he leaves the employ of the Company (voluntarily or involuntarily) within three (3) months after a Change of Control, the Company shall continue to pay his base salary for a period of 24 consecutive months, and (D) in the event his employment is terminated by the Company without cause, the Company shall continue to pay him his base salary through the end of the then current term of the agreement and any bonus to which he might be entitled through the end of the quarter during which such termination takes effect.

         (2) See Item 5.02(c)(3) above re: Mr. Rice's employment contract.







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                                   Signatures:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 31, 2006

                                    BIOLIFE SOLUTIONS, INC.



                                    By: /s/ John G. Baust
                                        ---------------------------------
                                        John G. Baust
                                        Chairman and Chief Scientific Officer




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